Exhibit 23.1

2451 N McMullen Booth Rd Ste. 308 Clearwater, FL 33759-1352 Main: (727) 444-1901

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Form 10-K of our audit report dated April 1, 2013 relative to the financial statements of Alphapoint Technology, Inc. as of December 31, 2012 and for the year then ended.

DKM Certified Public Accountants

Clearwater, FL

April 1, 2013